Exhibit 99.2

 Cal Dive International 4th Quarter 2013 Earnings Conference Call

 Cautionary Statement  This presentation and related commentary may include “forward-looking” statements that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that are made regarding earnings expectations. The forward-looking statements speak only as of the date of this presentation, and the Company undertakes no obligation to update or revise such statements to reflect new information or events as they occur. These statements are based on a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual future results may differ materially due to a variety of factors, including intense competition and pricing pressure in the Company’s industry, the risks of cost overruns on fixed price contracts, the uncertainties inherent in competitive bidding for work, the operational risks inherent in the Company’s business, risks associated with the Company’s increasing presence internationally, and other risks detailed in the Company’s most recently filed Annual Report on Form 10-K.  *

 Presentation Outline  *   Summary of 4Q 2013 Backlog Discussion of Financial Results Non-GAAP Reconciliations Q & A

 Summary of 4Q 2013  *  Significant contribution from Pemex contracts.60% complete on four large Pemex projects at year-end.Remaining 40% provides good visibility during first half 2014.Harsh weather in Gulf of Mexico during fourth quarter.Lower utilization on Domestic fleet.Year-end backlog of $249 million highest fourth quarter backlog in five years.

 Backlog  *  ($ millions)

 Financial Results  *  Tax effected.See reconciliation of Non-GAAP financial measures at the end of the presentation.  ($ thousands, except per share amounts and percentages)      Three Months   Three Months   Three Months     Twelve Months  Twelve Months  Twelve Months        Ended December 31,  Ended December 31,  Ended December 31,    Ended December 31,  Ended December 31,  Ended December 31,        2013    2012    2013    2012                          Revenues  $159,807     $146,396     $516,958     $464,847                           Gross Profit (Loss)   10,497      10,078      12,056      (2,288)      Margins  7%     7%     2%     (0%)                          Operating Loss   (938)     (9,154)     (49,959)     (80,615)      Margins  (1%)    (6%)    (10%)    (17%)                          Loss Attributable to Cal Dive   (516)     (19,092)     (36,634)     (65,029)      Margins  (0%)    (13%)    (7%)    (14%)                          Diluted Loss Per Share  ($0.01)    ($0.21)    ($0.39)    ($0.70)                                                         Loss Attributable to Cal Dive  ($516)    ($19,092)    ($36,634)    ($65,029)        Non-cash asset impairments (1)   549      4,046      13,657      19,704         Non-cash derivative liability adjustments (1)   -      4,042      (4,135)     (1,390)        Non-cash income tax adjustments (1)   -      6,558      -      6,477         Adjusted Income (Loss) Attributable to Cal Dive  $33    ($4,446)    ($27,112)    ($40,238)        Margins  0%    (3%)    (5%)    (9%)                              Adjusted Diluted Earnings (Loss) Per Share  $0.00    ($0.05)    ($0.29)    ($0.43)                                                         EBITDA 2  $17,052     $13,533     $34,175     $23,267       Margins  11%     9%     7%     5%

 Utilization  *  (1)   Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period, including those temporarily removed from service, but excluding vessels permanently removed from service or while in drydock.  Utilization only includes Company-owned assets and does not reflect activity from chartered vessels or third party vessels.     Three Months   Three Months   Three Months     Twelve Months  Twelve Months  Twelve Months    Ended December 31,  Ended December 31,  Ended December 31,    Ended December 31,  Ended December 31,  Ended December 31,    2013    2012    2013    2012  Effective Utilization (1) -                Saturation Diving Vessels  64%    75%    63%    69%  Surface Diving Vessels  36%    33%    39%    36%  Construction Barges  38%    39%    24%    35%  Total Fleet  44%     46%     40%     44%                        Calendar Day Utilization -                Saturation Diving Vessels  60%    75%    57%    62%  Surface Diving Vessels  36%    33%    36%    35%  Construction Barges  38%    39%    23%    34%  Total Fleet  44%     46%     37%     42%

 Revenue Breakdown  *  ($ millions)  {55%}  {45%}  {47%}  {53%}  {55%}  {73%}  {27%}  {51%}  {49%}  {32%}  {52%}  {68%}  {47%}  {53%}  {48%}  {68%}  {32%}  {26%}  {66%}  {74%}  {53%}  {47%}  {34%}  {70%}  {30%}

 Debt & Liquidity  *  ($ millions)  Net secured debt calculated as secured debt less cash.Secured debt consists of $75.3 million outstanding revolver borrowings and $30.7 million outstanding term loan. Unsecured debt consists of $86.25 million principal amount of convertible debt and $20.0 million term loan for working capital requirements related to Mexico awards.  Total Debt (2)  Net Secured Debt (1) to EBITDA  Liquidity$125 Million Revolver & $12 Million Cash   Wtd. Avg Interest Rate 7%

 Non-GAAP Reconciliations  *

 EBITDA Reconciliations  *  ($ thousands)    Three Months  Three Months  Three Months    Twelve Months  Twelve Months  Twelve Months    Ended December 31,  Ended December 31,  Ended December 31,    Ended December 31,  Ended December 31,  Ended December 31,    2013    2012    2013     2012                   EBITDA (unaudited)  $17,052     $13,533     $34,175      $23,267                    Less: Depreciation & amortization   14,258      15,037      55,779       61,581   Less: Income tax benefit   (4,916)     (834)     (26,250)      (24,739)  Less: Net interest expense   6,336      4,643      21,275       14,786   Less: Interest expense - conversion feature adjustment   -      6,218      (6,362)      (2,139)  Less: Non-cash stock compensation expense    1,046      1,277      5,357       7,762   Less: Severance charges   -      60      -       2,289   Less: Non-cash impairment charges   844      6,224      21,010       28,756   Loss attributable to Cal Dive  ($516)    ($19,092)    ($36,634)     ($65,029)